UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

COLLECTORS UNIVERSE, INC.
(Name of Registrant as Specified in Its Charter)

ALTA FOX CAPITAL MANAGEMENT, LLC

ALTA FOX OPPORTUNITIES FUND, LP

ALTA FOX SPV 1, LP

ALTA FOX GENPAR, LP

ALTA FOX EQUITY, LLC

PATRICK CONNOR HALEY

LORRAINE BARDEEN

DAMIAN L. BLAZY

JUDY KRANDEL

SUSANNE L. MELINE

NATHANIEL S. TURNER V.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Alta Fox Capital Management, LLC, together with the other participants named herein (collectively, “Alta Fox”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of Collectors Universe, Inc., a Delaware corporation (the “Company”).

Item 1: On June 18, 2020, Alta Fox issued the following press release and delivered an open letter to the stockholders of the Company, a copy of which is attached hereto as Exhibit 1 and was posted to https://www.altafoxcapital.com/clct:

ALTA FOX TO NOMINATE SLATE OF SIX HIGHLY QUALIFIED DIRECTOR CANDIDATES FOR ELECTION AT Collectors universe’s 2020 ANNUAL MEETING

Issues Open Letter to the Shareholders

New York, NY—June 18, 2020 /PRNewswire/ -- Alta Fox Capital Management, LLC (together with its affiliates, “Alta Fox”), one of the largest shareholders of Collectors Universe, Inc. (“CLCT” or the “Company”)(NASDAQ: CLCT), with an ownership interest of approximately 5.4% of the Company’s outstanding shares, today announced that it has nominated a slate of six highly qualified director candidates for election to the CLCT Board of Directors (the “Board”) at the Company’s 2020 Annual Meeting of Shareholders.

Alta Fox also announced today that it has issued the following open letter to CLCT shareholders, the full text of which can be viewed here.

About Alta Fox Capital Management, LLC

Alta Fox Capital Management, LLC is a Texas-based investment adviser to funds that are in the business of buying and selling securities and other financial instruments. Alta Fox has a specialized focus in the small and micro-cap space. Alta Fox invests in high quality assets early in their growth cycle in order to unlock and produce attractive results that are not easily identifiable to the general investment community.

Investor contact:

Connor Haley, (817)-639-2369

www.altafoxcapital.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Alta Fox Capital Management, LLC, together with the other participants named herein (collectively, “Alta Fox”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of Collectors Universe, Inc., a Delaware corporation (the “Company”).

ALTA FOX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Alta Fox Capital Management, LLC (“Alta Fox Capital”), Alta Fox Equity, LLC (“Alta Fox LLC”), Alta Fox GenPar, LP (“Alta Fox GP”), Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”), Alta Fox SPV 1, LP (“Alta Fox SPV 1”), P. Connor Haley, Lorraine Bardeen, Damian L. Blazy, Judy Krandel, Susanne L. Meline, and Nathaniel S. Turner V.

As of the date hereof, Alta Fox Opportunities beneficially owns directly 287,421 shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”). As of the date hereof, Alta Fox SPV 1 beneficially owns directly 209,524 shares of Common Stock. Alta Fox GP, as the general partner of each of Alta Fox Opportunities and Alta Fox SPV 1, may be deemed the beneficial owner of an aggregate of 496,945 shares of Common Stock owned directly by Alta Fox Opportunities and Alta Fox SPV 1. Alta Fox LLC, as the general partner of Alta Fox GP, may be deemed the beneficial owner of 496,945 shares of Common Stock owned directly by Alta Fox Opportunities and Alta Fox SPV 1. Alta Fox Capital, as the investment manager of both Alta Fox Opportunities and Alta Fox SPV 1, may be deemed the beneficial owner of the 496,945 shares of Common Stock owned directly by Alta Fox Opportunities and Alta Fox SPV 1. Mr. Haley, as the Managing Partner of Alta Fox Capital and Managing Member of Alta Fox LLC, may be deemed the beneficial owner of the 496,945 shares owned directly by Alta Fox Opportunities and Alta Fox SPV 1. As of the date hereof, Mr. Turner directly beneficially owns 1,300 shares of Common Stock. As of the date hereof, Mr. Blazy and Mses. Bardeen, Krandel and Meline do not own any shares of Common Stock.

Item 2: On June 18, 2020, Alta Fox launched a page on its website to communicate with the Company’s stockholders. The website address is https://www.altafoxcapital.com/clct. The following materials were posted by Alta Fox to https://www.altafoxcapital.com/clct:

ALTA FOX
CAPITAL

DISCLAIMER

The views expressed on this website represent the opinions of Alta Fox Capital Management, LLC and its respective affiliates (collectively, "Alta Fox"), which beneficially own shares of Collectors Universe, Inc. (the "Company"), and are based on publicly available information with respect to the Company. Alta Fox recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Alta Fox's conclusions. Alta Fox reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Alta Fox disclaims any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Alta Fox herein are based on assumptions that Alta Fox believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Alta Fox currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Alta Fox from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Although Alta Fox believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Alta Fox makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Alta Fox expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Alta Fox.

Alta Fox Capital | connor@altafoxcapital.com | www.altafoxcapital.com

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ALTA FOX CAPITAL

This website may be deemed to constitute solicitation material and is intended solely to inform stockholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Alta Fox. Although Alta Fox believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Alta Fox will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

This website may employ cookies. The publicly accessible areas of this website do not automatically gather any personal information, and such information will not be collected unless information such as your name, phone number or e-mail address is provided voluntarily. However, we reserve the right to gather non-personal information and perform statistical analysis of user behavior and patterns of this website.

Additional Information

ALTA FOX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

Alta Fox Capital | connor@altafoxcapital.com | www.altafoxcapital.com

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Item 3: On June 18, 2020, Alta Fox published the following message on Twitter: